UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1 to
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 11, 2026
Date of Report (date of earliest event reported)

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-2299		34-0117420
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Applied Plaza	Cleveland	Ohio	44115
(Address of Principal Executive Offices)			(Zip Code)
(216) 426-4000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	AIT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

EXPLANATORY NOTE

On August 14, 2026, Applied Industrial Technologies, Inc. (“Applied”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) under Item 5.02 disclosing that, on August 11, 2026, the Board of Directors of Applied (the “Board”) appointed Ms. Pamela J. Tomczik as a director of Applied, effective as of August 11, 2026. No committee assignment for Ms. Tomczik was determined as of the filing of the Initial Form 8-K. Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Amendment No. 1 is being filed to report the assignment of Ms. Tomczik to committees of the Board. This Amendment No. 1 to the Initial Form 8-K should be read in conjunction with the Initial Form 8-K.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 20, 2026, the Board appointed Ms. Tomczik to its Audit Committee and its Corporate Governance & Sustainability Committee, effective as of such date, having determined that she satisfies all applicable requirements to serve on such Committees, including, without limitation, the applicable requirements of the NYSE Listed Company Manual and the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Registrant)

Date: October 23, 2026	By: /s/ Jon S. Ploetz
Jon S Ploetz, Vice President-General Counsel & Secretary